SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 4, 2003 (February 4, 2003)

Date of Report (Date of Earliest Event Reported)

Gevity HR, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205

(Address of Principal Executive Offices and Zip Code)

(941) 748-4540

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

      On February 4, 2003, the Company announced that it anticipates reporting earnings of $0.22 per share in 2002 and announced a projected increase in excess of 50% in 2003 earnings to at least $0.35 per share. Actual results for 2002 will be released by the Company on March 6, 2003.

      In addition, the Company announced the adoption of a new revenue recognition policy under which the salaries, wages, and certain payroll taxes of worksite employees will no longer be recognized as revenue components. The application of the new policy will have no effect on the gross profit, net income, and shareholders’ equity amounts previously reported by the Company in its public filings. The change to the Company’s revenue recognition policy was made with the concurrence of the Securities and Exchange Commission and has been agreed to by Deloitte & Touche, the Company’s independent auditors. The revenue recognition change will take effect with the Company’s 2002 Annual Report on Form 10-K. The Company will provide comparative financial information within its future public filings and disclosures.

      A copy of the Company’s Press Release dated February 4, 2003 announcing its anticipated earnings per share in 2002 and 2003, as well as the adoption of the Company’s new revenue recognition policy, is attached as an Exhibit to this Current Report.

Item 7. Exhibits

      (c)  Exhibits.

No.	Description

99.1	Press Release dated February 4, 2003.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2003

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols

Name: Gregory M. Nichols Title: Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 4, 2003.